CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of our report dated November 26, 2019, relating to the financial statements and financial highlights of Centre Active U.S. Treasury Fund and Centre Global Infrastructure Fund, each a series of Centre Funds, for the year ended September 30, 2019, and to the references to our firm under the heading “Miscellaneous Information” and “Financial Highlights” in the combined Proxy Statement/Prospectus.

Cohen & Company, Ltd.

Cleveland, Ohio

May 22, 2020